UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2008

SUPERIOR BANCORP
(Exact Name of Registrant as Specified in Charter)

Delaware State or Other Jurisdiction of Incorporation

0-25033 (Commission File Number)		63-1201350 (IRS Employer Identification No.)

17 North 20th Street, Birmingham, Alabama (Address of Principal Executive Offices)		35203 Zip Code)

                (205) 327-1400
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01.      Entry into a Material Definitive Agreement.

On January 30, 2008, Superior Bancorp’s subsidiary, Superior Bank, entered into agreements with a limited liability company of which Peter L. Lowe is a member, pursuant to which the limited liability company purchased on January 31, 2008 office buildings located in Albertville and Athens, Alabama, from Superior Bank for a total of $4,250,000. The agreements provide that Superior Bank will lease these offices. The initial term of each lease is 13 years and each lease may be renewed, at Superior Bank’s option, for two additional terms of five years each. The amount of the monthly lease payments to be made by Superior Bank in the first year is $13,240 for the Albertville office and $14,208 for the Athens office. These amounts increase annually until they reach $17,393 for the Albertville office and $18,666 for the Athens office in year 13. Rent for the renewal terms is to be determined based on appraisals of the properties.

Mr. Lowe is a director of Superior Bancorp. Superior Bank currently leases an office building in Huntsville, Alabama from another limited liability company of which Mr. Lowe is a member.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR BANCORP

/s/ C. Stanley Bailey
C. Stanley Bailey Chairman and Chief Executive Officer

Date: February 1, 2008